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For Immediate release

VICTOR PELSON APPOINTED CHAIRMAN OF THE BOARD AT CARRIER1

ZURICH, May 16, 2001-- Carrier1 (Neuer Markt: CJN; NASDAQ: CONE), a leading European provider of end-to-end Internet, voice, bandwidth, data centre and access solutions to large users of communication services, today announced that Victor A. Pelson will become Chairman of the Board of the company.

     Mr. Pelson has been a member of the Carrier1 Board since the inception of Carrier1 and was formally Chairman of Global Operations at AT&T. During his career at AT&T, Mr. Pelson held executive positions in virtually every part of the company. When he left AT&T in 1996 at the time of the Lucent Technologies and NCR spin-offs, he was a member of the Board of Directors and responsible for AT&T's operations in the United States and around the world.

     "Vic Pelson's experience and wisdom will be of great value to Carrier1. He understands this industry and has outstanding strategic and operating skills. I look forward to working closely with him", said Stig Johansson, president and CEO of Carrier1.

     "I believe that Carrier1 has built the foundation for success through a cost-effective, state of the art network throughout Europe, a sound balance sheet and most importantly, solid management. It is my goal to help Carrier1 grow through strategic planning and execution that will position it as a leader of new, high-end and more profitable communication services", said Victor Pelson, Chairman of the Board of Carrier1.

     Mr. Pelson is also a board member of United Parcel Service, Dun & Bradstreet, Eaton Corp., and Acterna Corp, as well as a senior advisor to the Investment banking firm UBS Warburg.

     Mr Pelson will make an address at Carrier1's Annual Investor Meeting to be held on June 12, 2001 in London.

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About Carrier1
Carrier1 International S.A. is one of Europe's top providers of large system solutions for end-to-end Internet, broadband, voice, data-centre and dialup access communications to large users of telecommunications services with a network that spans 14,000 contracted route kilometres in 13 countries, and links 35 European cities. Carrier1 provides its clients with carrier-grade transport and network solutions as well as end-user-ready, value-added services that customers then brand and market to their respective users.

Forward Looking Statement:
The information contained in this press release contains "forward-looking" statements within the meaning of the U.S. federal securities laws. These statements can be identified by the use of forward-looking terminology such as "believes", "expects", "plans", "estimates", "may", "will", "should" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks, uncertainties and assumptions.

These statements include those regarding the positioning of the Company for the future and the impact of the strategic planning and execution thereof on the Company and its business.

These statements are based on the current expectations of the management of Carrier1 and performance is subject to risks, uncertainties and other factors that could cause actual results to differ materially from these statements. Such risks include but are not limited to, the deterioration of the market economy, including in Europe and the technology and telecommunications segments, the deterioration of the financial strength of our customer base, adverse regulatory, technological, judicial or competitive developments; decline in Carrier'1 services or products; inability to timely develop and introduce new technologies, products and services; pressure on pricing resulting from competition; unforeseen construction delays and failure to receive on a timely basis necessary permits or other governmental approvals, failure to obtain any necessary financing if management's business plan assumptions are not met, performance failure by third parties with whom Carrier1 has contracted including for the supply or maintenance of infrastructure components and by joint venture partners; the risk of termination of certain joint ventures through which Carrier1 operates; and the amount of indebtedness incurred by Carrier1 and its obligations thereunder.

For a more detailed discussion of these risks, uncertainties and other factors affecting the Company, please refer to the Company's prospectus and periodic reports filed with the U.S. Securities and Exchange Commission on Form 10-K, 10-Q and 8-K, including its 10-K for the year ended 31 December 2000. Corresponding filings are available at the Frankfurt Stock Exchange.

For media and investor information, please contact:
Nicole Blanchard                                      Helene Baril
Carrier1                                              Carrier1
Vice President, Corporate Communications              Director, Investor
and Investor Relations                                Relations
nicole.blanchard@carrier1.com                         helene.baril@carrier1.com
Tel: 41 1 297 2605                                    Tel: 41 1 297 2615

U.S. media please contact: George Sopko or Michael Kassin at Stanton Crenshaw Communications, Tel: 212-760-1900 (george@stanton-crenshaw.com or mkassin@stanton-crenshaw.com)